UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – August 5, 2009

COOPER-STANDARD HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123708	20-1945088
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

39550 Orchard Hill Place Drive, Novi, Michigan	48375
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on August 3, 2009, Cooper-Standard Holdings Inc., a Delaware corporation (the “Company”), and each of its direct and indirect wholly-owned U.S. subsidiaries filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Company’s chapter 11 cases (the “Chapter 11 Cases”) are being jointly administered under Case No. 09-12743. On August 4, 2009, the Company’s Canadian subsidiary Cooper-Standard Automotive Canada Limited, a corporation organized under the laws of Ontario (the “Canadian Borrower”), commenced proceedings (the “Canadian Proceedings”) seeking relief from its creditors under Canada’s Companies’ Creditors Arrangement Act in the Ontario Superior Court of Justice in Toronto, Canada (Commercial List) (the “Canadian Court”), court file no. 09-8307-00CL.

As previously disclosed, in connection with the commencement of the Chapter 11 Cases and the Canadian Proceedings, the Company, Cooper-Standard Automotive Inc., an Ohio corporation (the “U.S. Borrower”), and the Canadian Borrower (the Canadian Borrower and the U.S. Borrower are referred to herein as the “DIP Borrowers”) entered into a provisional Debtor-In-Possession Credit Agreement, dated August 3, 2009 (the “Provisional Credit Agreement”), the effectiveness of which was subject to approval of the Bankruptcy Court, with various lenders party thereto, Deutsche Bank Trust Company Americas, as the administrative agent and collateral agent, Banc of America Securities LLC, General Electric Corporation and UBS Securities LLC, as co-syndication agents, Deutsche Bank Trust Company Americas, as documentation agent, Deutsche Bank Securities Inc. and General Electric Capital Corporation, as joint lead arrangers and book runners, and Banc of America Securities LLC and UBS Securities LLC, as co-arrangers.

On August 5, 2009, the Bankruptcy Court entered an interim order (the “Interim Order”) approving debtor-in-possession financing on an interim basis consistent with the terms of the Provisional Credit Agreement with certain changes as set forth on the record at the hearing (and summarized below).

Pursuant to the Interim Order, the Company and the DIP Borrowers entered into a Debtor-In-Possession Credit Agreement, dated as of August 5, 2009 (the “DIP Credit Agreement”), with various lenders party thereto, Deutsche Bank Trust Company Americas, as the administrative agent and collateral agent, Banc of America Securities LLC, General Electric Corporation and UBS Securities LLC, as co-syndication agents, Deutsche Bank Trust Company Americas, as documentation agent, Deutsche Bank Securities Inc. and General Electric Capital Corporation, as joint lead arrangers and book runners, and Banc of America Securities LLC and UBS Securities LLC, as co-arrangers. The DIP Credit Agreement remains subject to final approval by the Bankruptcy Court.

The terms of the DIP Credit Agreement are substantially identical to the terms of the earlier Provisional Credit Agreement, except that: (i) the annual interest rate has been reduced to (x) LIBOR (with a LIBOR floor of 3%) plus 9.5% or (y) a base rate based on the higher of the federal funds overnight rate plus 0.5% and the prime lending rate (with a floor of 4%) plus 8.5%; (ii) the final maturity date has been extended to 364 days after the initial borrowing date; (iii) escrow arrangements have been added in case an additional foreign borrower is not designated by the final borrowing date, allowing a funding of the balance of the loan facility into escrow to occur, with such funds released to either an additional foreign borrower if later designated, or to existing DIP Borrowers on certain conditions; and (iv) the aggregate amount of upfront and exit fees payable to the lenders have been reduced. The terms of the earlier Provisional Credit Agreement were previously disclosed and are described under the caption “DIP Credit Agreement” under Item 1.01 of the Company’s Current Report on Form 8-K filed on August 3, 2009, and such description is incorporated by reference herein.

In addition, the DIP Credit Agreement was approved by the Canadian Court on August 6, 2009 (at which time, such court’s approval of the earlier Provisional Credit Agreement was rescinded).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company and the DIP Borrowers entered into the DIP Credit Agreement as of August 5, 2009. The information provided in Item 1.01 above regarding the DIP Credit Agreement is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER-STANDARD HOLDINGS INC.

/s/ Timothy W. Hefferon
Timothy W. Hefferon

Dated: August 11, 2009

3